SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): February 12, 2004

UNIVERCELL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

333-69686	11-3331350
(Commission File Number)	(IRS Employer Identification No.)

1777 REISTERSTOWN ROAD, SUITE 295

BALTIMORE, MARYLAND 21208

(Address of Principal Executive Offices)(Zip Code)

(800) 765-2355

(Registrant’s Telephone Number, Including Area Code)

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Item 4.

Changes in Registrant's Certifying Accountants

On February 12, 2004, our auditors, Chisholm & Associates, notified us that the operations of Chisholm & Associates have been merged with the operations of Bierwolf, Nilson & Associates to continue both firms’ CPA practice through a newly organized firm, Chisholm, Bierwolf & Nilson, LLC.

The independent auditor's report of Chisholm & Associates on our financial statements for the year ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not modified as to audit scope or accounting principles. That report included an explanatory paragraph stating that we have suffered recurring losses from operations and are dependent on financing to continue operations, which raises substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years and through the date of the change in auditors, the Company did not, to the knowledge of present management, have any disagreements with Chisholm & Associates on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Chisholm & Associates would have caused it to make reference to the subject matter thereof in connection with its independent auditor's report.

(c)

Exhibits

No.

Exhibit

16

Letter from Chisholm & Associates to the Securities and Exchange Commission dated February 23, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERCELL HOLDINGS, INC.

By:

/s/Sean Fulda

Sean Fulda

President

Februray 24, 2004

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